[SMARTPROS LOGO]                                  FOR IMMEDIATE RELEASE

                                                                    EXHIBIT 99.1

[SMARTPROS LOGO]

  SMARTPROS ACHIEVES RECORD EARNINGS AND PROFITS FOR YEAR-END DECEMBER 31, 2006

                    NET REVENUE UP 19.5%, NET INCOME UP 126%,
                   INCOME PER SHARE UP 230% OVER FISCAL 2005
                      ANNUAL MEETING SET FOR JUNE 14, 2007

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 7, 2007 -- SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ending December 31, 2006.

2006 FINANCIAL HIGHLIGHTS:
--------------------------

     o Net revenues for fiscal year 2006 increased 19.5% to $12,462,086, up from $10,430,210 in 2005.

     o Net income in 2006 increased 126% to $1,511,111, or $0.30 per diluted share, compared to $668,967, or $0.13 per diluted share, reported in 2005.

     o Operating profits were up 78% at $812,067 in 2006, compared to $456,179 in 2005.

     o Gross profit margins decreased slightly from 60.1% in 2005 to 58.4% for 2006 attributable to recent acquisitions.

     o As of December 31, 2006, the Company had approximately $7.4 million in cash and investments, $4.7 million in working capital, and stockholders' equity of $8.3 million.

     o Net cash provided by SmartPros' operating activities in 2006 totaled approximately $1.6 million.

"2006 results reflect the potential in our business model -- specifically, our ability to sustain organic growth and to execute on highly targeted acquisitions. It is important to note, however, our business will continue to be bound by quarterly fluctuations," stated Allen Greene, Chairman and CEO of SmartPros. "Our business is growing in almost every facet and has benefited by our recent acquisitions. Our most recent acquisition, the assets of The Selbst Group Inc., a financial services training company, will strengthen our offerings in that area. We continue to look for acquisition targets that will be accretive within one year."

SmartPros has set April 19, 2007, as the record date for shareholders permitted to vote at the Company's Annual Meeting of Stockholders, which will be held at the Comfort Inn in Hawthorne, N.Y., on June 14, 2007, at 10 a.m. EDT.

SmartPros will host a teleconference this afternoon beginning at 4:15 p.m. EST, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 800-257-2101. A replay of the call will be available on the Company's Web site approximately one hour after the live broadcast at HTTP://IR.SMARTPROS.COM. A copy of this news announcement is immediately accessible via HTTP://IR.SMARTPROS.COM.

ABOUT SMARTPROS LTD.

Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial


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

management, public accounting, governmental and not-for-profit accounting, financial services training, banking, engineering, legal, and ethics and compliance. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,800+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of sites averages more than 450,000 monthly visits, serving a user base of 350,000+ profiled members. Visit WWW.SMARTPROS.COM


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

CONSOLIDATED BALANCE SHEET

  DECEMBER 31, 2006
  ------------------------------------------------------------------------------------------

  ASSETS

  Current Assets:
    Cash and cash equivalents                                                   $  7,393,789
    Accounts receivable, net of allowance for
      doubtful accounts of $39,179                                                 1,960,939
    Prepaid expenses and other current assets                                        277,393
                                                                                ------------
  Total Current Assets                                                             9,632,121
                                                                                ------------

  Property and Equipment, net                                                        438,260
  Goodwill                                                                           130,684
  Other Intangibles, net                                                           2,651,132
  Other Assets-including restricted cash of $150,000                                 154,673
  Deferred tax asset                                                                 378,000
                                                                                ------------
                                                                                   3,752,749
                                                                                ------------
  Total Assets                                                                  $ 13,384,870
                                                                                ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities:
    Accounts payable                                                            $    552,630
    Accrued expenses                                                                 380,464
    Current portion of capital lease and equipment financing obligations              25,991
    Deferred revenue                                                               4,007,074
                                                                                ------------
  Total Current Liabilities                                                        4,966,159
                                                                                ------------

  Long-Term Liabilities:

    Other liabilities                                                                120,137
                                                                                ------------
  Total Long-Term Liabilities                                                        120,137
                                                                                ------------

  Commitments and Contingencies

  Stockholders' Equity:
    Preferred stock, $.001 par value, authorized 1,000,000 shares,
      0 shares issued and outstanding                                                     --
    Common stock, $.0001 par value, authorized 30,000,000 shares,
      5,186,505 issued and 4,875,774 outstanding                                         519
    Common stock in treasury, at cost - 310,731 shares                              (922,625)
    Additional paid-in-capital                                                    16,572,944
    Accumulated deficit                                                           (7,274,824)
                                                                                ------------
                                                                                   8,376,014
    Deferred Compensation                                                            (77,440)
                                                                                ------------
  Total Stockholders' Equity                                                       8,298,574
                                                                                ------------
  Total Liabilities and Stockholders' Equity                                    $ 13,384,870
                                                                                ============


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

CONSOLIDATED STATEMENTS OF OPERATIONS

  YEARS ENDED DECEMBER 31,                                  2006                 2005
  ---------------------------------------------------------------------------------------

  Net Revenues                                          $ 12,462,086         $ 10,430,210
  Cost of Revenues                                         5,176,525            4,161,939
                                                        ---------------------------------
  Gross Profit                                             7,285,561            6,268,271
                                                        ---------------------------------

  Operating Expenses:
    Selling, general and administrative                    5,820,403            5,231,101
    Depreciation and amortization                            653,091              580,991
                                                        ---------------------------------
                                                           6,473,494            5,812,092
                                                        ---------------------------------
  Operating Income (Loss)                                    812,067              456,179
                                                        ---------------------------------

  Other Income (Expense):
    Interest and dividend income                             330,843              220,805
    Interest expense                                          (4,299)              (8,017)
                                                        ---------------------------------
                                                             326,544              212,788
                                                        ---------------------------------

  Net Income Before Benefit For Income Taxes               1,138,611              668,967

  Income Tax Benefit                                         372,500                   --
                                                        ---------------------------------

  Net Income                                            $  1,511,111         $    668,967
                                                        =================================

  Net Income (Loss) Per Common Share:
    Basic net income (loss) per common share            $       0.30         $       0.13
                                                        =================================

    Diluted net income (loss) per common share          $       0.30         $       0.13
                                                        =================================

  Weighted Average Number of Shares Outstanding
    Basic                                                  4,994,090            5,082,359
                                                        =================================

    Diluted                                                5,008,164            5,111,158
                                                        =================================

SAFE HARBOR STATEMENT

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Results reported within this press release should not be considered an indication of future performance. Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with Securities and Exchange Commission

FOR MORE INFORMATION, PLEASE CONTACT:
Shane Gillispie
Vice President, Marketing and eCommerce
SmartPros Ltd.
253-863-8280
SHANEGILLISPIE@SMARTPROS.COM


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